UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) – June 24, 2014

VUZIX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-53846	04-3392453
(Commission File Number)	(IRS Employer Identification No.)

2166 Brighton Henrietta Townline Road, Rochester, New York 14623

(Address of principal executive offices)(Zipcode)

(585) 359-5900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 30, 2014, Vuzix Corporation (the “Company”) filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State. The Certificate of Amendment reduced the authorized shares of the Company’s common stock from 700,000,000 shares to 100,000,000 shares.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) On June 24, 2014, Vuzix Corporation held its annual meeting of stockholders at the Doubletree Hotel at 1111 Jefferson Road, Rochester, New York.

(b) Paul J. Travers, Grant Russell, William Lee, Alexander Ruckdaeschel and Michael Scott were each elected as directors of Vuzix Corporation to serve until the 2015 annual meeting of stockholders or until their successors have been elected and qualified. The stockholders also ratified the board of directors’ appointment of EFP Rotenberg, LLP as the Company’s independent registered public accounting firm for 2014 and the other matters listed below. The final voting results on these matters were as follows:

1.  Election of Directors:

Name	Votes For	Votes Withheld	Broker Non-Votes
Paul J. Travers	4,450,580	32,273	2,256,096
Grant Russell	4,451,224	31,629	2,256,096
William Lee	4,444,019	38,834	2,256,096
Alexander Ruckdaeschel	4,434,036	48,817	2,256,096
Michael Scott	4,444,836	38,017	2,256,096

2.  Ratification of appointment of EFP Rotenberg, LLP as the Company’s independent registered public accounting firm for 2014:

Votes For	Votes Against	Votes Abstained
6,644,759	28,387	65,803

3.  Ratification of the amendment to the Company’s Amended and Restated Articles to reduce the number of authorized common shares from 700,000,000 to 100,000,000 shares, with no proportional adjustment in the par value of those shares, which shall remain $0.001 per share:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
6,583,604	146,415	8,930	0

4.  Ratification of Vuzix Corporation 2014 Equity Incentive Plan:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
4,419,838	57,992	5,023	2,256,096

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on June 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2014	VUZIX CORPORATION
	By:	/s/ Paul J. Travers
Paul J. Travers President and Chief Executive Officer